Exhibit 99.1

Purple Innovation, Inc. Announces New Five-Year, $100 Million Senior Secured Credit Facility

Lehi, Utah, September 3, 2020 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the “World’s First No Pressure™ Mattress,” today announced that it has executed a new five-year $100 million senior secured credit facility with a group of financial institutions led by KeyBanc Capital Markets.

The new credit facility consists of a $45 million term loan and a $55 million revolving line of credit. Proceeds from the term loan, which was fully drawn at closing, were used to retire all indebtedness related to the Company’s existing credit agreement.

“This new credit facility creates a capital structure that is more aligned with our strong balance sheet and planned capacity expansion in support of our continued profitable growth,” said Joe Megibow, the Company’s CEO. “With significantly reduced borrowing costs and greater flexibility and liquidity, Purple is now in an even stronger position to capitalize on the many long-term opportunities that lie ahead.”

The borrowing rates will be based on the Company’s leverage ratio, as defined in the Credit Agreement, and can range from LIBOR plus 3.00 percent to 3.75 percent with a LIBOR floor of 0.50 percent. The initial borrowing rate is LIBOR plus 3.00 percent, which is 850 basis points lower than the Company’s previous borrowing rate. Terms of the new facility are more completely discussed in the Company’s Form 8-K filed with the Securities and Exchange Commission.

KeyBanc Capital Markets acted as the joint lead arranger and will be the administrative agent for the financing. Funding will be provided through a syndicate of banks including Keybank, Bank of Montreal, Fifth Third Bank, Silicon Valley Bank, Truist, Wells Fargo, Raymond James, and Arvest Bank.

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about the impact of the new credit agreement on our capital structure, our ability to grow profitably, and the availability of long-term expansion opportunities. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of the prospectus related to this offering, our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2020 and our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020. Many of these risks and uncertainties have been, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Alecia Pulman, ICR
purplePR@icrinc.com

646-277-1200

Purple Innovation, Inc.
Misty Bond
Director of Purple Communications
misty.b@purple.com

385-498-1851